                      REVOCABLE PROXY SOLICITED ON BEHALF
                           OF KOLLMORGEN CORPORATION

    The undersigned, a common shareholder of Pacific Scientific Company ("Pacific Scientific"), acting with respect to all of the shares of common stock, par value $1.00 per share (the "Common Stock"), held by the undersigned, hereby votes for, against or abstains as specified on the reverse side with respect to the corporate action to be taken at the February 13, 1998 special meeting of the Pacific Scientific Shareholders including any postponement or adjournment thereof (the "Special Meeting"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement furnished herewith (the "Proxy Statement").

FAILURE TO EXECUTE AND RETURN THIS PROXY CARD WILL BE DEEMED TO BE A VOTE TO
  ABSTAIN.

    Shareholders wishing to approve the actions set forth herein should mark the "For" box on the reverse side of this proxy card. Those opposing such action should register their position by marking the "Against", "Abstain" or "Withhold" box on the reverse side of this proxy card. Unless you otherwise indicate on this proxy card, this proxy card will be voted as set forth on the reverse side with respect to all shares of Common Stock held by the undersigned, and if no choice is indicated but this proxy card is otherwise completed, you will be deemed to have voted in favor of the action set forth on the reverse side of this proxy card. If cumulative voting is in effect, the persons named herein shall have the power to cumulate votes and distribute them among the nominees listed on the reverse side as they see fit, and to drop any such nominee, in order to ensure the election of the greatest number of such nominees. By executing this card the undersigned hereby revokes any and all prior proxies or revocations of proxies and hereby affirms that the undersigned has the power to deliver a proxy for the number of shares represented by this proxy.

SIGNED BUT UNMARKED CARDS WILL BE DEEMED TO VOTE IN FAVOR OF THE ACTIONS SET
  FORTH ON THE REVERSE SIDE OF THIS CARD.

    Kollmorgen Corporation is soliciting proxies to vote at the Special Meeting on the following proposals: (i) the approval of a shareholder resolution to repeal any and all provisions of the bylaws of Pacific Scientific (the "Pacific Scientific Bylaws") that have not been duly filed by Pacific Scientific with the Securities and Exchange Commission prior to August 11, 1997, including any and all amendments to the Pacific Scientific Bylaws adopted on or after December 15, 1997 (the "Bylaw Repeal Proposal"), (ii) the removal from office of the entire Pacific Scientific Board of Directors (the "Pacific Scientific Board") (the "Removal Proposal") and (iii) the election of six persons nominated by Kollmorgen Corporation (the "Kollmorgen Nominees") to fill the vacancies created thereby (the "Election Proposal").


                    PLEASE SIGN AND DATE ON THE REVERSE SIDE

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          THIS PROXY IS SOLICITED ON BEHALF OF KOLLMORGEN CORPORATION
/X/ Please mark your votes as indicated in this example

FAILURE TO EXECUTE AND RETURN THIS PROXY CARD WILL BE DEEMED TO BE A VOTE TO ABSTAIN, AND A VOTE TO ABSTAIN WILL HAVE THE EFFECT OF A VOTE AGAINST EACH OF THE BYLAW REPEAL PROPOSAL AND THE REMOVAL PROPOSAL, BUT NOT AGAINST THE ELECTION PROPOSAL.

1. BYLAW REPEAL PROPOSAL to repeal any and all provisions of the Pacific Scientific Bylaws that have not been duly filed by Pacific Scientific with the Securities and Exchange Commission prior to August 11, 1997, including any and all amendments to the Pacific Scientific Bylaws adopted on or after December 15, 1997
            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. REMOVAL PROPOSAL to remove all members of the Pacific Scientific Board of Directors
            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. ELECTION PROPOSAL to elect the Kollmorgen Nominees listed at right to the Pacific Scientific Board of Directors

/ / FOR ALL KOLLMORGEN NOMINEES     / /  WITHHOLD     / /  FOR ALL KOLLMORGEN NOMINEES     INSTRUCTION: To withhold authority
                                                           EXCEPT                          to vote for any individual nominee
                                                                                           strike a line through the nominee's
                                                                                           name in the list below.

                                                                                           DAVID BERTHELOT
                                                                                           STUART L. KLEIN
                                                                                           DAVID NIERENBERG
                                                                                           WILLIAM J. RECKER
                                                                                           MARK A. SNIDER
                                                                                           ANDRE WEISS

                                           Please sign exactly as your name
                                           appears hereon. When shares are held
                                           by joint tenants, both must sign.
                                           When signing as attorney-in-fact,
                                           executor, administrator, trustee,
                                           guardian, corporate officer or
                                           partner, please give full title as
                                           such. If a corporation, please sign
                                           in a corporate name by President or
                                           other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.

                                           _____________________________________
                                           Signature                 Dated
                                           _____________________________________
                                           Signature                 Dated